Exhibit 99.2

Editorial Contacts:
Joyce Smaragdis	Ricky Gradwohl
for Tessera	Porter Novelli
1-408-952-4317	1-408-369-4600 x631
jsmaragdis@tessera.com	ricky.gradwohl@porternovelli.com

TESSERA SIGNS TECHNOLOGY LICENSING AGREEMENT WITH FUJITSU

- Agreement with Global IT Leader Strengthens Tessera’s

Computing and Communications Market Position -

San Jose, Calif. - March 21, 2005 - Tessera Technologies, Inc. (Nasdaq: TSRA), a leading provider of miniaturization technologies for the electronics industry, today announced that it has signed a technology licensing agreement with Fujitsu Limited (TSE: 6702), a leading provider of customer-focused information technology (IT) and communications solutions for the global marketplace.

Fujitsu utilizes Tessera’s chip-scale packaging (CSP) technology in many semiconductor devices, including ASICs/ASSPs and system-on-chips (SOCs). Fujitsu provides these high performance semiconductors to the computing, networking, communications, automotive and consumer markets.

“Tessera is delighted to announce this licensing agreement with Fujitsu,” said Kirk Flatow, Tessera’s senior vice president, marketing and sales. “Fujitsu’s cutting edge semiconductor products are recognized around the world for their technical excellence. Tessera is proud that its advanced packaging technology is enabling Fujitsu to provide small, reliable, and technically advanced semiconductor products to the market at low cost.”

The technology available to Fujitsu covers a broad range of chip-scale and multi-chip package types, including integrated circuit devices packaged in “face-down,” “face-up,” “fold-over,” “stacked,” and “system-in-package” (SiP) formats, utilizing many different types of materials, including packages using either tape and laminate substrates. These package types are marketed by Tessera as MicroBGA® for face-down orientations, MicroBGA-F for face-up orientations, and MicroZ® for multi-chip solutions. Tessera’s intellectual property is utilized in many forms of advanced packaging, covering an extensive range of materials and assembly processes.

About Tessera Technologies, Inc.

Tessera Technologies, through its wholly-owned subsidiary Tessera, Inc., is a leading provider of miniaturization technologies for the electronics industry. Tessera enables new levels of miniaturization and performance by applying its unique expertise in the electrical, thermal and mechanical properties of materials and interconnect. As a result, Tessera’s technologies are widely adopted in high-growth markets including consumer, computing, communications, medical and defense. Tessera’s customers include the world’s top semiconductor companies such as Intel, Samsung, Renesas, Toshiba and Texas Instruments. The company’s stock is traded on the Nasdaq National Market under the symbol TSRA. Tessera is headquartered in San Jose, California. www.tessera.com.

Safe Harbor Statement

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected. Factors that might cause or contribute to such differences include, but are not limited to, fluctuations in Tessera’s operating results due to the timing of new license agreements and royalties, Tessera’s ability to protect its intellectual property and the risk of a decline in demand for semiconductor products. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. Tessera’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2004, include more information about factors that could affect the company’s financial results.

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Note: Tessera, MicroBGA, Compliant Chip, MicroZ and the Tessera logo are registered trademarks of Tessera, Inc. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.